Exhibit 7(n)

AMENDMENT NO. 1 TO PROXY AND RIGHT OF FIRST REFUSAL AGREEMENT

THIS AMENDMENT NO. 1 TO PROXY AND RIGHT OF FIRST REFUSAL AGREEMENT, dated May 13, 2016 (this “Amendment”), is entered into by and among Liberty Broadband Corporation, a Delaware corporation (“Liberty”), Liberty Interactive Corporation, a Delaware corporation (“Liberty Interactive”) and LV Bridge, LLC, a Delaware limited liability company and wholly owned subsidiary of Liberty Interactive (“LV Bridge”). Capitalized terms used and not otherwise defined herein have the meanings given such terms in the ROFR Agreement (as defined below, as amended by this Amendment), except as otherwise provided.

RECITALS

WHEREAS, Liberty and Liberty Interactive entered into that certain Proxy and Right of First Refusal Agreement, dated as of May 23, 2015 (the “ROFR Agreement”), pursuant to which Liberty Interactive granted to Liberty a right of first refusal (the “ROFR”) over the Covered Securities upon any Transfer (subject to certain exceptions) of such Covered Securities;

WHEREAS, Liberty Interactive has transferred its ownership rights in its TWC Shares to LV Bridge and such shares will be Exchanged pursuant to the Contribution Agreement for Exchange Shares;

WHEREAS, LV Bridge wishes to be bound by the terms of the ROFR Agreement with respect to the Covered Securities that it Beneficially Owns;

WHEREAS, LV Bridge intends to enter into a margin loan agreement, as a borrower (together with its successors in such capacity, the “Borrower”)  (such margin loan agreement, together with related notes, security agreements, collateral account control agreements and all other documents, instruments or agreements executed and delivered by the Borrower for the benefit of any agent or lender in connection therewith, the “Loan Documents”), with BNP Paribas Securities Corp., as calculation agent (together with its successors in such capacity, the “Calculation Agent”), Credit Suisse AG, Cayman Islands Branch, as administrative agent (together with its successors in such capacity, the “Administrative Agent”, and, together with the Calculation Agent, the “Agents”), and the lenders from time to time party thereto (the “Lenders”);

WHEREAS, pursuant to the Loan Documents, to secure its obligations thereunder, the Borrower will from time to time grant a security interest in, among other things, TWC Shares and Exchange Shares (collectively, the “Pledged Shares”), which Exchange Shares will constitute Covered Securities;

WHEREAS, the Borrower has authorized each Secured Party (as defined below) to deliver notices under this agreement on its behalf pursuant to a power of attorney (each Secured Party, to the extent acting in such capacity, a “POA Secured Party”);

WHEREAS, the Loan Documents permit the Borrower, the Lenders and/or any other Secured Party to sell the Pledged Shares under certain circumstances; and

WHEREAS, in connection with the Loan Documents, the parties are entering into this Amendment to provide for certain amendments and agreements with respect to the ROFR and certain Transfers of Covered Securities which are Pledged Shares as described below.

AGREEMENT

NOW THEREFORE, in consideration of the premises and for the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound, the parties agree hereby as follows:

1.                                      Certain Transfers of Covered Securities.  If an event of default, mandatory prepayment event, margin call or any other event or circumstance that requires a payment to be made under any Loan Document occurs (any or all of the foregoing events or circumstances being herein collectively referred to as a “Loan Payment Event”), and, as a result of any such Loan Payment Event, (i) any Lender is entitled to require a foreclosure or other sale of Pledged Shares or (ii) the Borrower elects to sell Pledged Shares for the payment of any sums due in connection with such Loan Payment Event, in each case, in accordance with the Loan Documents (but, for the avoidance of doubt, in no other event):

(a)           Section 1 of the ROFR Agreement shall be amended to add (in appropriate alphabetical order) and amend and restate, as applicable, the following definitions, but such amendment shall only apply and extend to proposed Transfers of Covered Securities being made in connection with or pursuant to a Loan Payment Event:

“Acceptance Deadline” means (i) in all cases except as provided in clause (ii),  12:00 p.m., New York time, on the date that is one (1) Business Day following delivery of a ROFR Notice and (ii) in the case of a Non-Margin Call ROFR Notice delivered by the Borrower (and not by a POA Secured Party on behalf of the Borrower) by 10:00 a.m., New York time, on any Business Day, 1:00 p.m., New York time, on that same Business Day (or if such Non-Margin Call ROFR Notice is delivered by the Borrower after 10:00 a.m., New York time,  on any Business Day, 1:00 p.m., New York time, on the date that is one (1) Business Day following delivery of such Non-Margin Call ROFR Notice.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” has the meaning assigned to it in the recitals of Amendment No. 1.

“Amendment No. 1” means Amendment No. 1 to Proxy and Right of First Refusal Agreement, dated May 13, 2016, by and among Liberty, LIC and the Borrower.

“Borrower” has the meaning assigned to it in the recitals of Amendment No. 1.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, investments or policies (including investment policies) of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Discount Price” means the amount that is 10% less than the then-prevailing Market Price.

“Election Waiver” has the meaning assigned to it in Section 3(b)(i).

“Lender” has the meaning assigned to it in the recitals of Amendment No. 1.

“Liberty Elected Shares” has the meaning assigned to it in Section 3(b)(ii).

“Liberty Notice” has the meaning assigned to it in Section 3(b)(ii).

“Liberty Purchase Failure” has the meaning assigned to it in Section 3(b)(i).

“Liberty Waiver” has the meaning assigned to it in Section 3(b)(i).

“LIC LLC” means Liberty Interactive LLC, a Delaware limited liability company.

“Loan Documents” has the meaning assigned to it in the recitals of Amendment No. 1.

“Loan Payment Event” has the meaning assigned to it in Section 1 of Amendment No. 1.

“Loan Termination Notice” has the meaning assigned to it in Section 3(b)(i).

“Margin Call Amount” has the meaning assigned to it in Section 3(b)(i).

“Margin Call Closing Price” means the Market Price on the full Trading Day most recently ended prior to the time of delivery of the Margin Call ROFR Notice.

“Margin Call Price” means the lower of the Margin Call Closing Price and the Margin Call VWAP Price.

“Margin Call ROFR Notice” has the meaning assigned to it in Section 3(b)(i).

“Margin Call Shares” has the meaning assigned to it in Section 3(b)(i).

“Margin Call VWAP Price” means the average of the VWAPs for the two (2) full Trading Days most recently ended prior to the time of delivery of the Margin Call ROFR Notice.

“Market Price” means, as of any date of determination, the closing trading price of the Class A Common Stock on the NASDAQ Global Select Market (or any other national securities exchange on which the Class A Common Stock is then listed).

“Non-Margin Call Closing Price” means the Market Price as of the full Trading Day most recently ended prior to the time of delivery of the Non-Margin Call ROFR Notice.

“Non-Margin Call ROFR Notice” has the meaning assigned to it in Section 3(b)(i).

“Non-Margin Call Shares” has the meaning assigned to it in Section 3(b)(i).

“Pay-Off Amount” means the amount, at any time, of the Borrower’s outstanding obligations to the Lenders and Agents under the Loan Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Covered Securities” means any Covered Securities pledged to a Secured Party to secure obligations under the Loan Documents.

“POA Secured Party” has the meaning assigned to it in the recitals of Amendment No. 1.

“POA Secured Party ROFR Notice” means a Non-Margin Call ROFR Notice delivered by a POA Secured Party.

“Prospective Purchaser” has the meaning assigned to it in Section 3(b)(i).

“Rejection Waiver” has the meaning assigned to it in Section 3(b)(i).

“Remaining Shares” means any Covered Securities owned by the Borrower following Borrower’s satisfaction of its obligations under the Loan Documents and the payment of the Pay-Off Amount.

“ROFR” has the meaning assigned to it in the recitals of Amendment No. 1.

“ROFR Notice” has the meaning assigned to it in Section 3(b)(i) and refers to any Margin Call ROFR Notice or Non-Margin Call ROFR Notice, as applicable.

“ROFR Power of Attorney” means a power of attorney granted to a POA Secured Party, substantially in the form of Exhibit L to the Loan Agreement, granting such POA Secured Party the authority to deliver a Non-Margin Call ROFR Notice on behalf of the Borrower if an event of default constituting a Loan Payment Event has occurred and is continuing.

“ROFR Price” means the Margin Call Price or Non-Margin Call Closing Price, as applicable.

“Secured Party” means a Lender or Agent to whom the Borrower has granted a security interest in any Pledged Covered Securities to secure obligations under the Loan Documents.

“Subject Shares” means any Margin Call Shares or Non-Margin Call Shares, as applicable.

“Trading Day” means any day on which The Nasdaq Stock Market is open for trading during its regular trading session (it being understood and agreed that any day on which The Nasdaq Stock Market is open for trading but is scheduled to close early in connection with a current or pending holiday shall constitute a regular trading session).

(b)           Section 3(b)(i) of the ROFR Agreement shall be amended and restated in its entirety to read as follows, but such amendment and restatement shall only apply and extend to proposed Transfers of Covered Securities being made in connection with or pursuant to a Loan Payment Event:

“If the Borrower determines to Transfer, or a Secured Party requires a Transfer of, as applicable, any Pledged Covered Securities in connection with a Loan Payment Event, to a purchaser (or purchasers, as the case may be) that is not a Permitted Transferee (a “Prospective Purchaser”), the Borrower or a POA Secured Party, on behalf of the Borrower (as the case may be), will provide written notice of such determination to Liberty (a “ROFR Notice”), subject to the exceptions and limitations contained herein.  For the avoidance of doubt, the Borrower or such POA Secured Party, on behalf of the Borrower, as applicable, may provide a ROFR Notice to Liberty upon its intention to Transfer or cause the Transfer of Pledged Covered Securities notwithstanding the absence of a Prospective Purchaser.

If such ROFR Notice is a notice delivered by:

(i) the Borrower in connection with a margin call under the Loan Documents (a “Margin Call ROFR Notice”), such ROFR Notice will specify (a) the amount of cash needed by the Borrower to prepay the Loans in the amount necessary for the Borrower to be in compliance with its obligations (other than contingent obligations as to which no claim has been asserted) under the Loan Documents (the “Margin Call Amount”), (b) the number of Pledged Covered Securities determined by the Borrower in its reasonable judgment to be sufficient (subject to rounding to the nearest whole number), taking into account any other funds available to the Borrower (and which the Borrower intends to utilize) to either voluntarily prepay the Loans or cause cash and/or cash equivalents to be delivered to the Lender, to cause the Borrower to be in compliance with its obligations (other than contingent obligations as to which no claim has been asserted) under the Loan Documents (including any loan to value ratio test) (the “Margin Call Shares”) and (c) the price per Margin Call Share, which shall be the Margin Call

Price. The Margin Call ROFR Notice will constitute a binding, irrevocable offer by the Borrower to sell to Liberty the Margin Call Shares at the Margin Call Price; or

(ii) the Borrower in connection with a Loan Payment Event other than a margin call, or a POA Secured Party, on behalf of the Borrower, after the occurrence and during the continuance of an event of default under the Loan Documents and in connection with such POA Secured Party’s exercise of its rights and remedies under the Loan Documents (a “Non-Margin Call ROFR Notice”), such Non-Margin Call ROFR Notice will specify (a) the number of Pledged Covered Securities determined to be Transferred (the “Non-Margin Call Shares”), which, (x) in the case of a Non-Margin Call ROFR Notice delivered by the Borrower (and not by a POA Secured Party on behalf of the Borrower), shall not be less than the number of Pledged Covered Securities necessary to pay in full the Borrower’s obligations (other than contingent obligations as to which no claim has been asserted) under the Loan Documents and (y) in the case of a Non-Margin Call ROFR Notice delivered by a POA Secured Party (on behalf of the Borrower), shall not be in excess of such POA Secured Party’s Ratable Share (as defined in the Loan Agreement) of the Pledged Covered Securities and (b) the price per Non-Margin Call Share, which shall be equal to the Non-Margin Call Closing Price. The Non-Margin Call ROFR Notice will constitute a binding, irrevocable offer by the Borrower or POA Secured Party (on behalf of the Borrower), as applicable, to sell to Liberty the Non-Margin Call Shares at the Non-Margin Call Closing Price.

Solely with respect to Non-Margin Call ROFR Notices received by Liberty, upon the termination of the Loan Documents and the satisfaction of all obligations thereunder (other than contingent obligations as to which no claim has been asserted), the Borrower shall (i) provide a written notice to Liberty of such termination and satisfaction, signed by the Borrower and counter-signed by any Agent (a “Loan Termination Notice”) and (ii) on the Business Day following the delivery of such Loan Termination Notice, offer Liberty the right to acquire any Remaining Shares of the Borrower at the Discount Price.

Notwithstanding any of the foregoing, (i) solely with respect to a Margin Call ROFR Notice, if Liberty elects to purchase less than the full number of the Margin Call Shares offered under such relevant Margin Call ROFR Notice, Liberty shall thereby be deemed to have rejected and effectively waived its rights pursuant to the ROFR Agreement solely with respect to such Margin Call Shares not so elected to be purchased, together with any additional Pledged Covered Securities that the Borrower may Transfer or need to Transfer to satisfy its obligations (other than contingent obligations as to which no claim has been asserted) under the Loan Documents in connection with the Loan Payment Event addressed by the applicable Margin Call ROFR Notice (an “Election Waiver”); (ii) other than in the case of clause (i), if Liberty has rejected and/or been deemed to have rejected an offer to purchase Margin Call Shares or Non-Margin Call Shares, as applicable, Liberty shall thereby be deemed to have rejected and effectively waived its rights pursuant to the ROFR with respect to such Margin Call Shares or Non-Margin Call

Shares (as applicable) so rejected or deemed to have been rejected, together with any additional Pledged Covered Securities that the Borrower or a Secured Party may Transfer or need to Transfer (regardless of whether the applicable ROFR Notice was issued by the Borrower or a POA Secured Party)  to satisfy the Borrower’s obligations then-owing to such Secured Party or other Secured Party in connection with the Loan Payment Event addressed by the applicable ROFR Notice (a “Rejection Waiver” and, collectively with an Election Waiver, a “Liberty Waiver”); (iii) if at any time Liberty has previously failed to purchase Liberty Elected Shares (as defined below) (a “Liberty Purchase Failure”), neither the Borrower nor a POA Secured Party (on behalf of Borrower) nor any other Secured Party shall be under any obligation to deliver a ROFR Notice with respect to any number of Pledged Covered Securities, prior to Transferring any such Pledged Covered Securities on the market or otherwise to satisfy (in whole or in part) the Borrower’s obligations in connection with any Loan Payment Event and (iv) if at any time (a) the Borrower, LIC, Liberty or LIC LLC (b) any Affiliates of the Borrower, LIC, Liberty or LIC LLC Controlled by the Borrower, LIC, Liberty and/or LIC LLC, and/or (c) any other Affiliates of the Borrower, LIC, Liberty or LIC LLC with standing, contests through any legal proceeding the validity or enforceability of any provision of any ROFR Power of Attorney or purports to revoke, terminate or rescind any provision of any ROFR Power of Attorney, neither a POA Secured Party nor any other Secured Party shall be under any obligation to deliver a ROFR Notice with respect to any number of Pledged Covered Securities, prior to Transferring, after the occurrence and during the continuance of an event of default under the Loan Documents, any such Pledged Covered Securities on the market or otherwise to satisfy (in whole or in part) the Borrower’s obligations in connection with any Loan Payment Event.”

(c)           Section 3(b)(ii) of the ROFR Agreement shall be amended and restated in its entirety to read as follows, but such amendment and restatement shall only apply and extend to proposed Transfers of Covered Securities being made in connection with or pursuant to a Loan Payment Event:

“No later than the applicable Acceptance Deadline, Liberty may agree, by written notice to the Borrower (or if such notice was delivered by a POA Secured Party on behalf of the Borrower, to such POA Secured Party) (the “Liberty Notice”), to acquire the number of Subject Shares offered under such ROFR Notice at the applicable ROFR Price; provided that, solely with respect to a Margin Call ROFR Notice, Liberty may elect to acquire less than the full number of the Margin Call Shares offered therein (such number of shares Liberty agrees to acquire pursuant to a ROFR Notice, the “Liberty Elected Shares”); provided, further, that Liberty must reject (or will be deemed to have rejected) or accept the Subject Shares offered under all of the POA Secured Party ROFR Notices that are delivered to Liberty on the same Business Day (all such POA Secured Party ROFR Notices delivered on the same Business Day being herein collectively referred to as “Combined POA ROFR Notices” and individually as a “Combined Secured Party ROFR Notice”). If a Liberty Notice meeting the requirements specified above is not delivered to the Borrower or each POA Secured Party that delivered a Combined POA ROFR Notice (as applicable) at or prior to the Acceptance Deadline, then Liberty will be deemed to have rejected the offer to purchase the Subject Shares subject to such ROFR Notice or Combined Secured Party ROFR Notices, as applicable, and such offer shall terminate. Notwithstanding anything to the contrary contained herein, if Liberty rejects or is deemed to reject (a) the offer set forth in a Margin Call Notice to purchase Margin Call Shares, in whole or in part, then Liberty hereby acknowledges and agrees that the Borrower will be free to Transfer or sell on the open market or otherwise (in whole or in part) such Margin Call Shares so rejected or deemed to have been rejected, together with any other Pledged Covered Securities necessary to satisfy its obligations (other than contingent obligations as to which no claim has been asserted) under the Loan Documents and (b) the offer set forth in a Non-Margin Call ROFR Notice from the Borrower (or Combined POA ROFR Notices from POA Secured Parties) to purchase the Non-Margin Call Shares, then Liberty hereby acknowledges and agrees that the Borrower (or each POA Secured Party that delivered a Combined POA ROFR Notice, as applicable) will be free to Transfer or sell on the open market or otherwise (in whole or in part) such Non-Margin Call Shares so rejected or deemed to have been rejected, together with any other Pledged Covered Securities necessary to satisfy the Borrower’s obligations (other than contingent obligations as to which no claim has been asserted) under the Loan Documents. For the avoidance of doubt, during the period from delivery of the ROFR Notice until the Acceptance Deadline, the Borrower or a Secured Party, as applicable, may not effect the proposed Transfer to a Prospective Purchaser or Transfer the relevant Subject Shares on the open market or otherwise (unless, prior to the Acceptance Deadline, Liberty provides written notice to the Borrower or each POA Secured Party that sent a Combined Secured Party ROFR Notice, as applicable, that (1) it is expressly rejecting the offer set forth in the ROFR Notice, in which case Liberty shall be deemed to have rejected and effectively waived its rights pursuant to the ROFR as provided in the last paragraph of Section 3(b)(i) or (2) in the case of a Margin Call ROFR Notice, it is electing to purchase only a portion of Margin Call Shares offered thereby, in which case Liberty shall be deemed to have rejected and effectively waived its rights pursuant to the ROFR as provided in the last paragraph of Section 3(b)(i)).”

(d)           The first and second sentences of Section 3(b)(iii) of the ROFR Agreement are hereby amended and restated to read as follows, but such amendment and restatement shall only apply and extend to proposed Transfers of Covered Securities being made in connection with or pursuant to a Loan Payment Event:

“Upon delivery of a Liberty Notice meeting the requirements specified above at or prior to the Acceptance Deadline, the Borrower or Secured Party, as applicable, will be obligated to sell, and Liberty will be obligated to buy, all of the Liberty Elected Shares for the Margin Call Price or Non-Margin Call Price, as applicable, payable in cash by wire transfer of immediately available funds, (i) in the case of a sale by the Secured Party, directly to the account of the applicable Secured Party as identified on Schedule I hereto (as such Schedule I may be changed from time to time upon delivery by notice from the applicable Secured Party to Liberty) or (ii) in the case of a sale by the Borrower, to each Secured Party’s applicable account identified on Schedule I hereto (as such Schedule I may be changed from time to time upon delivery by notice from a Secured Party to Liberty; provided that a Secured Party may only give a notice of changes concerning its respective account) in such proportion as directed by the Borrower, in each case, in accordance with the terms of the applicable Loan Documents.  The closing of such purchase and sale shall occur at such time and place as the parties thereto may agree, but in any event no later than 4:00 p.m., New York time, on the date that is one (1) Business Day after the Liberty Notice is delivered.”

(e)           The parties hereto acknowledge and agree that any Liberty Purchase Failure  shall (i) constitute a material breach of the ROFR Agreement by Liberty for purposes of Section 6(iii) of the ROFR Agreement, (ii) not be curable under the ten (10) Business Day cure period provided for in Section 6(iii) of the ROFR Agreement and (iii) entitle the Borrower and/or any applicable Secured Party to effect the proposed Transfer to a Prospective Purchaser or otherwise Transfer any Pledged Covered Securities on the open market or otherwise.

(f)            The parties hereto acknowledge and agree that in the case of any Transfer of Covered Securities made in connection with or pursuant to a Loan Payment Event, the forty-five (45) calendar day time limitation on the disposition of the Subject Shares set forth in Section 3(b)(iv) of the ROFR Agreement shall not apply to the Borrower or Secured Party, as applicable, in the event of a Liberty Purchase Failure or Liberty Waiver; provided that, solely in the event of a Liberty Waiver, any remaining portion of the Subject Shares not otherwise disposed of by the Borrower or Secured Party and subsequently returned to the Borrower, shall again become subject to the requirements of the ROFR Agreement, as amended hereby. In the event of a Liberty Purchase Failure, Liberty shall have no further rights pursuant to the ROFR with respect to any Pledged Covered Securities until the first (1st) Business Day following the delivery of the Loan Termination Notice, at which point any Pledged Covered Securities returned to the Borrower shall again become subject to the requirements of the ROFR Agreement.

(g)           The parties hereto agree and acknowledge that Liberty will pay the applicable ROFR Price in each case for the Liberty Elected Shares due pursuant to a Liberty Notice delivered pursuant to this Amendment, directly to the securities intermediary maintaining the securities accounts to which the Liberty Elected Shares have been credited for application thereof in accordance with the terms of the applicable Loan Documents.

(h)           Following the execution of the Loan Documents, Liberty Interactive will keep Liberty reasonably informed of the potential for any Loan Payment Event pursuant to the Loan Documents and any delivery of a ROFR Notice as a result thereof.

2. Assignment and Assumption. From and after the execution and delivery of this Amendment, the parties hereby agree that LV Bridge shall be party to and bound by the terms of the ROFR Agreement (including the Proxy) and this Amendment with respect to the Covered Securities that it Beneficially Owns and that LV Bridge is a Permitted Transferee pursuant to the ROFR Agreement.

3. Miscellaneous.

(a)           From and after the execution and delivery of this Amendment, in the event of the occurrence of a Loan Payment Event (but, for the avoidance of doubt, in no other event and only to extent a proposed Transfer of Covered Securities is being made in connection with or pursuant to a Loan Payment Event), the ROFR Agreement shall be deemed to be amended and modified as herein provided, and except as so amended and modified solely in connection with a proposed Transfer of Covered Securities in connection with or pursuant to a Loan Payment Event, the ROFR Agreement shall continue in full force and effect and is hereby ratified and confirmed.

(b)           The provisions of this Amendment, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given, unless approved in writing by Liberty and Liberty Interactive.

(c)           This Amendment shall be binding upon, shall inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(d)           This Amendment, together with the ROFR Agreement, the Stockholders Agreement and the other agreements and instruments referenced herein, constitutes the entire agreement of the parties hereto, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof and thereof. Nothing in this Amendment shall be construed as giving any Person, other than the parties hereto and their respective heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Amendment or any provision hereof.

(e)           Notwithstanding anything else to the contrary in the ROFR Agreement, all notices and other communications required to be delivered pursuant to the ROFR Agreement, as amended by this Amendment, pursuant to or in connection with a Loan Payment Event shall be in writing and shall be delivered by hand or other electronic transmission to the address or electronic mail address specified (i) for each Person that is party to this agreement, on the signature pages hereto, and (ii) for a POA Secured Party, to the address specified on Schedule II (as such schedule may be updated from time to time by notice from a POA Secured Party or the Borrower), and in the case of clause (i) and clause (ii), with copies to each Lender identified on Schedule III and at the address specified for such Lender on Schedule III (as such schedule may be updated from time to time by notice from a Lender or the Borrower) (provided, that any failure to so deliver a copy of any notice or other communication shall not invalidate the effectiveness of such notice or communication). Notices sent by hand shall be deemed to have been delivered when received and notices sent by electronic transmission (including by e-mail) shall be deemed to have been delivered when sent; provided that if such notice or other communication is not sent by 8:00 p.m., New York time on any Business Day or is sent on any day that is not a Business Day, such notice or communication shall be deemed to have been delivered at the opening of business on the next Business Day for the recipient.

(f)            This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware.

(g)           Headings of sections and subsections of this Amendment are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(h)           This Amendment may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  Delivery of an executed counterpart of a signature page of this Amendment via telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

LIBERTY BROADBAND CORPORATION

By:	/s/ Craig Troyer
Name:	Craig Troyer
Title:	Vice President, Deputy General Counsel and Assistant Secretary

Address:

Liberty Broadband Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Attention:	Treasurer
E-mail:

With copies to:

Liberty Broadband Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Attention:	Richard N. Baer
E-mail:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention:	Renee L. Wilm
E-mail:	renee.wilm@bakerbotts.com

[Signature Page to Proxy/ROFR Agreement Amendment]

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Laura M. Baldi
Name:	Laura M. Baldi
Title:	Vice President and Assistant
Treasurer

Address:

Liberty Interactive Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Attention:	Treasurer
E-mail:

With copies to:

Liberty Interactive Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Attention:	Richard N. Baer
E-mail:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention:	Frederick H. McGrath
E-mail:	frederick.mcgrath@bakerbotts.com

[Signature Page to Proxy/ROFR Agreement Amendment]

LV BRIDGE, LLC

By: Liberty Interactive Corporation, as sole member and manager of Liberty Interactive LLC

By: Liberty Interactive LLC, as sole member and manager of LV Bridge, LLC

By:	/s/ Laura M. Baldi
Name:	Laura M. Baldi
Title:	Vice President and Assistant Treasurer

Address:

Liberty Interactive Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Attention:	Treasurer
E-mail:

With copies to:

Liberty Interactive Corporation
12300 Liberty Boulevard
Englewood, CO 80112
Attention:	Richard N. Baer
E-mail:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention:	Frederick H. McGrath
E-mail:	frederick.mcgrath@bakerbotts.com

[Signature Page to Proxy/ROFR Agreement Amendment]